Exhibit 10.5	Subordination Agreement dated as of October 30, 2009 between Rick Weidinger, Kenneth Brooks, David Baird, Frederick Bohlander, Colin Eagen and Silicon Valley Bank

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of October 30, 2009, by and between Rick Weidinger, Kenneth Brooks, David Baird, Frederick Bohlander and Colin Eagen (collectively, “Creditor”), and SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Tower Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Bank”).

Recitals

A. BRAINTECH, INC., a Nevada corporation, BRAINTECH INDUSTRIAL, INC., a Delaware corporation, and BRAINTECH GOVERNMENT & DEFENSE, INC., a Delaware corporation (jointly and severally, individually and collectively, “Borrower”) have requested and/or obtained certain loans or other credit accommodations from Bank to Borrower under (a) a certain Loan and Security Agreement (term loan) between Borrower and Bank dated as of even date herewith (the “Term Loan Agreement”), and (b) a certain Loan and Security Agreement (accounts receivable line of credit) between Borrower and Bank dated as of even date herewith (“Working Capital Loan Agreement”) (as each may be amended, restated, or otherwise modified from time to time, collectively, the “Loan Agreements”), which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate:  (i) all of Borrower’s indebtedness to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of Creditor’s security interests, if any, to all of Bank’s security interests in the Borrower’s property. Notwithstanding the foregoing, the term “Subordinated Debt” shall not include (i) Borrower’s obligation to issue common stock of Borrower to Creditor as compensation for providing the Letter of Credit or Pledged Account (as each such term is defined in the Term Loan Agreement); (ii) subject to an aggregate annual limit of $100,000, Borrower’s obligation to reimburse Creditor for all initial and ongoing expenses incurred by Creditor relating to the establishment, amendment and/or maintenance of the Letter of Credit or Pledged Account (as each such term is defined in the Term Loan Agreement); (iii) during calendar year 2009 only and subject to an aggregate annual limit for 2009 of $100,000, Borrower’s obligation to reimburse Creditor for all expenses incurred by Creditor relating to Creditor’s previous letter of credit (the “RBC LC”) provided in support of Borrower’s previous loan from the Royal Bank of Canada (the “RBC Loan”); (iv) Borrower’s obligation to pay any standard compensation to Creditor for service as a member of Borrower’s Board of Directors and/or any committee thereof; (v) Borrower’s obligation to pay any compensation provided to Rick Weidinger (“Weidinger”) pursuant to the Employment and Retention Agreement dated as of January 1, 2009 or pursuant to any successor agreement approved by Borrower’s Board of Directors or a committee thereof; (vi) Borrower’s obligation to pay Weidinger amounts due under the following promissory notes issued to him by Borrower for deferral of amounts due to him: (A) the Promissory Note ($90,300 Cash Bonus plus interest) issued September 21, 2009, (B) the Promissory Note (Deferred Salary plus interest) issued September 21, 2009 which applies to deferrals of Salary, bonus, expense reimbursements, stock repurchase payments, legal fee reimbursements, subject to an aggregate amount outstanding of up to $1,250,000, and (C) the Promissory Note ($30,000 Stock Repurchase plus interest) issued September 25, 2009; (vii) Borrower’s obligation to indemnify and advance or reimburse customary expenses to directors, officers, employees and agents in their capacities as such; or (viii) amounts owed by Borrower to Creditor as a result of payment of the RBC Loan with funds drawn from the RBC LC.  Notwithstanding the exclusions from Subordinated Debt set forth in the immediately preceding sentence, any security interest or lien that Creditor has in any property of Borrower in respect of any obligations of Borrower to Creditor (whether in respect of Subordinated Debt, the obligations set forth in the immediately preceding sentence, or otherwise) will be subordinated to any security interest or lien in favor of Bank pursuant to the terms of this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower.  Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the Collateral (the “Collateral”), as defined in the Loan Agreements, shall at all times be senior to the security interest of Creditor.  Notwithstanding anything to the contrary in this Agreement, Bank shall not, without Creditor’s prior written consent, either (a) extend the term for repayment of the Term Advances (as defined in the Term Loan Agreement) beyond the date that is forty (40) months from the date of this Agreement, or (b) increase the Facility Amount (as defined in the Working Capital Loan Agreement).

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreements (the “Senior Debt”).

3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (i) the Senior Debt is fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated.  Nothing in this Section 3 shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower which do not have any call, put or other conversion features that would obligate Borrower to pay any money or deliver any other securities or consideration to the holder.

4. Until such time as (i) the Senior Debt is fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated, Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6. Until the Senior Debt is fully paid in cash and Bank’s arrangements to lend any funds to Borrower have been terminated, Creditor irrevocably appoints Bank as Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, Creditor hereby authorizes Bank to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Silicon Valley Bank in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank.”

8. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which would reasonably be expected to terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower.  By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.  Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral except in accordance with the terms of the Senior Debt. In the event of and during the continuation of an Event of Default (as defined in the Loan Agreements), upon written notice from Bank to Creditor of Bank's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party.  If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release Creditor's liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

9. All necessary action on the part of the Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of the Creditor hereunder has been taken.  This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by Creditor will not violate any material applicable law, rule or regulation.

10. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Creditor, Bank may take such actions as may be permitted under applicable agreements with Borrower with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, the following actions to the extent that they may be permitted under the applicable agreements with Borrower: terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person.  No such action or inaction shall impair or otherwise affect Bank’s rights hereunder.  Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

11. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank.  This Agreement shall remain effective until the first to occur of (a) termination in writing by Bank, or (b) such time as when (i) the Senior Debt is fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party.  Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

12. Creditor hereby agrees to execute such documents and/or take such further action as Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Bank.

13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.  Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts, in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of the Commonwealth of Massachusetts, Creditor accepts jurisdiction of the Courts and venue in Santa Clara County, California.  CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

15. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  This Agreement may be amended only by written instrument signed by Creditor and Bank.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Creditor”                                                                           “Bank”

SILICON VALLEY BANK
____________________________________________
Rick Weidinger                                     By:________________________________________

Title:_______________________________________
____________________________________________
Kenneth Brooks

____________________________________________
David Baird

____________________________________________
Frederick Bohlander

____________________________________________
Colin Eagen

The undersigned approves of the terms of this Agreement.

“Borrower”

BRAINTECH, INC.

By:_________________________________________

Title:________________________________________

BRAINTECH INDUSTRIAL, INC.

By:_________________________________________

Title:________________________________________

BRAINTECH GOVERNMENT & DEFENSE, INC.

By:_________________________________________

Title:________________________________________